EXHIBIT 3.2

                       CHUGACH ELECTRIC ASSOCIATION, INC.

                                     BYLAWS

                           (As Amended April 26, 2007)


                                    ARTICLE I

                                   MEMBERSHIP

      SECTION 1. Requirements for Membership. Any person or other legally recognized entity, body politic, or subdivision thereof, shall become a member of CHUGACH ELECTRIC ASSOCIATION, INC. by:

      (a)   Making a written application for membership therein;

      (b) Agreeing to purchase from the Association electric energy as hereinafter specified;

      (c)   Agreeing  to  comply  with,   and  be  bound  by,  the  articles  of
            incorporation and bylaws of the Association, and any rules and regulations adopted by its board of directors; and

      (d)   Paying the membership fee hereinafter specified.

      No person or entity may hold more than one membership in the Association, and no membership in the Association shall be transferable, except as provided in these bylaws.

      SECTION 2. Membership Certificates. Repealed April 30, 1998.

      SECTION 3. Joint Membership. A husband and wife may apply for a joint membership and, subject to the compliance with the requirements set forth in
Section 1 of this Article, may be accepted for such membership. The term "member" as used in these bylaws shall be deemed to include a husband and wife holding a joint membership, and any provisions relating to the rights and liabilities of membership shall apply equally with respect to the holders of a joint membership. Without limiting the generality of the foregoing, the effect of the hereinafter specified actions by, or in respect to, the holders of a joint membership shall be as follows:

      (a) The presence at a meeting of either or both shall be regarded as the presence of one member and shall have the effect of constituting a joint waiver of notice of the meeting;

      (b) The vote of either separately, or both jointly, shall constitute one joint vote;

      (c) A waiver of notice signed by either or both shall constitute a joint waiver;

      (d)   Notice to either shall constitute notice to both;

      (e)   Expulsion of either shall terminate the joint membership;


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      (f)   Withdrawal of either shall terminate the joint membership;

      (g) Either, but not both, may be elected or appointed as an officer or director, provided that both meet the qualifications for such office.

      SECTION 4. Conversion of Membership. (a) A membership may be converted to a joint membership upon the written request of the holder thereof, and the agreement by such holder to comply with the articles of incorporation, bylaws, and rules and regulations adopted by the board of directors. The membership shall be reissued by the Association in such manner as shall indicate the changed membership status.

      (b) Upon the death of a married member the surviving spouse shall succeed to the membership. The membership shall be reissued in such manner as shall indicate the changed membership status; provided, however, that the estate of the deceased shall not be released from any debts due the Association.

      SECTION 5. Membership and Service Connection Fees. The non-refundable membership fee shall be five dollars. Payment of the membership fee and completion of a membership application are conditions of service. The board of directors may also, as a condition of service, require the payment of a consumer deposit or the furnishing of other acceptable security.

      SECTION 6. Purchase of Electric Energy. Each member may, as soon as electric energy shall be available, purchase from the Association all electric energy purchased for use on the premises specified in his application for membership, unless the member is an electric public utility purchasing electric energy for resale. Each member shall pay monthly at rates which shall from time to time be fixed by the board of directors. The board of directors may limit the amount of electric energy which the Association shall be required to furnish to its member(s). Each member shall pay to the Association such minimum amount per month, regardless of the electric energy consumed, as shall be fixed by the board of directors from time to time. Each member shall also pay all amounts owed by him to the Association as and when the same shall become due and payable. Production or use of electric energy on such premises, regardless of the source thereof, by means of facilities which shall be interconnected with the Association's facilities, shall be subject to appropriate regulations as shall be fixed from time to time by the Association.

      SECTION 7. Termination of Membership. (a) Any member of the Association may withdraw from membership with written notice. Additionally, the Association may expel any member who fails to comply with the Association's tariff and policies provided such policies are consistent with state law and applicable regulatory orders. Members subject to expulsion will be contacted in writing by the Association and will have ten (10) days to comply with the Association's tariff and policies. An expelled member may be reinstated by complying with the Association's tariff and policies. The Association may also cancel membership if the member:

      1) has had a disconnect order active for thirty (30) days without signing a reconnect order; or


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      2)    has been disconnected because of nonpayment of electric energy debts to the Association provided that this delinquency has continued for at least thirty (30) days after termination of service.

      (b) Upon the withdrawal, death, cessation of existence or expulsion of a member, the membership of such member shall thereupon terminate, except as provided in Article 1, Section 4. Termination of membership in any manner shall not release a member or his estate from any debts due the Association.

                                   ARTICLE II

                        RIGHTS AND LIABILITIES OF MEMBERS

      SECTION 1. Property Interest of Members. Upon dissolution, after paying, or discharging, or adequately providing for the payment or discharge of all its debts, obligations and liabilities, other than those to patrons arising by reason of their patronage, the Association shall distribute any remaining sums, first to patrons for the pro rata return of all amounts standing to their credit by reason of their patronage, and second, to members for the pro rata repayment of membership fees. Any sums then remaining shall be distributed among its members and former members in proportion to their patronage, except as participation in such distribution may have been legally waived. In the event of the lawful liquidation, through transfer or sale of all the property and assets of the Association, the proceeds of such liquidation, transfer or sale shall be distributed in the same manner as hereinabove provided for in the case of dissolution.

      SECTION 2. Non-liability for Debts of the Association. The private property of the members shall be exempt from execution or other liability for the debts of the Association, and no members shall be liable or responsible for any debts or liabilities of the Association.

                                   ARTICLE III

                         MEMBERS, MEETINGS AND ELECTIONS

      SECTION 1. Annual Meeting. The annual meeting of the members shall be held on such convenient date, on or after the 1st day of April, and on or before the 1st day of May of each year, at such place or building in the Municipality of Anchorage, State of Alaska, as shall be designated by the board of directors in the notice of meeting, for the purpose of electing directors, passing upon reports for the previous fiscal year, and transacting such other business as may come before the meeting. Failure to hold the annual meeting at the designated time shall not work a forfeiture or dissolution of the Association.

      SECTION 2. Special Meetings. Special meetings of the members may be called by resolution of the board of directors, or upon a written request signed by any four directors to the chairman of the board, or by a written request made to the chairman of the board and signed by not less than ten percent (10%) of the members. The resolution or request shall specify the


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purpose of the meeting.  All  signatures  for a request of a special  meeting by members shall be collected within the single ninety (90) calendar day period immediately preceding the date on which signed requests are first presented to the Association, and the board of directors shall establish such policies as may be necessary and convenient to ensure compliance with this provision. It shall thereupon be the duty of the secretary of the board to cause notice of such meeting to be given as hereinafter provided. Special meetings of the members may be held at any place within the Municipality of Anchorage specified in the notice of the special meeting.

      SECTION 3. Notice of Members' Meetings. Written notice stating the place, day and hour and agenda of the annual meeting shall be delivered to each member not less than thirty (30) or more than sixty (60) days before the date of the meeting. Notice of a special meeting of the members, including but not limited to a meeting where a merger or dissolution of the Association, or sale, lease, or other disposition of more than fifteen percent (15%) of the Association's total assets, less depreciation, as reflected on the books of the Association at the time of the transaction, shall be delivered, together with notice of the purpose for which the meeting is called, not less than ninety (90) or more than one hundred twenty (120) days before the date of the meeting, with notice of a public hearing on the proposed action to be held not less than sixty (60) days before the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the member at his address as it appears on the records of the Association, with postage thereon prepaid. The failure of any member to receive notice of an annual or special meeting of the members shall not invalidate any action which may be taken by the members at any such meeting.

      SECTION 4. Waiver of Notice. Repealed April 23, 1986.

      SECTION 5. Quorum. Seven and one-half percent (7 1/2%) of all members of the Association voting, including at least fifty (50) members present in person, shall constitute a quorum for a regular or special meeting of the members. No business shall be conducted at a regular or special meeting of the members lacking a quorum, except for counting marked ballots as specified in this
Article III, Section 9(d) and announcing the results thereof. If a quorum is lacking with respect to any meeting of the members, a majority of those present in person may adjourn the meeting to another date and time no later than forty five (45) days after the adjourned meeting at a place within the Municipality of Anchorage, provided that the secretary of the board shall notify all members of the date, time and place of such meeting by delivering notice thereof no later than ten (10) days in advance of such meeting. At such meeting, the only business that may be conducted is business that could lawfully have been conducted at the originally scheduled meeting.

      SECTION 6. Voting. (a) Only members who have purchased electric energy or received other services from the Association within the six (6) months preceding the record date of the election shall be entitled to vote. Each such member shall have only one vote upon each matter submitted to a vote at a meeting of the members.

      (b) A non-natural member may designate an individual to vote on its behalf, in accordance with the member's own procedures. The election committee may require the designated individual to submit satisfactory written proof of his designation, prior to his voting.


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      (c) Members may vote by official  ballot on all matters on which a vote of the members is required or permitted under these bylaws. Voting may be in person, by mail, or by such other means as allowed by law and as established by the Association.

      (d) Except as otherwise required by law, the articles of incorporation, or these bylaws, all questions to be submitted to a vote of the members shall be decided by a vote of a majority of the members voting thereon at a meeting with respect to which a quorum exists. For purposes of these bylaws, a ballot validly returned by the deadline for return of ballots shall be considered to be a vote at the meeting to which it relates.

      (e) Directors shall be elected by the plurality vote of the members voting at a meeting with respect to which a quorum exists. Action to amend these bylaws or to remove a director pursuant to Article IV, Sections 7 and 8 of these bylaws may be taken only by the affirmative vote of a majority of those members voting at a meeting with respect to which a quorum exists.

      (f) Any sale, lease, or other disposition of more than fifteen percent (15%) of the Association's total assets, less depreciation, as reflected on the books of the Association at the time of the transaction, must be approved by the members pursuant to the provisions of Article IX, Section 1 of these bylaws.

      (g) A merger of the Association with any other cooperative, or with any other entity to the extent permitted by applicable law, must be approved by the affirmative vote of members constituting two-thirds (2/3) of the members voting at a meeting with respect to which a quorum exists.

      SECTION 7. Record Date. To determine the members entitled to notice of a meeting of the members or to vote on a matter that is to be submitted to a vote of the members, or for any other proper purpose, the board of directors may fix a date that occurs no more than thirty (30) days before the date of notice or distribution of ballots as the record date for the determination. If a record date is not fixed for the determination of members entitled to notice of a meeting or to vote on a matter, the date on which notice of the meeting is first transmitted shall be the record date. When a determination of members entitled to vote at a meeting is made, the determination applies until the meeting is adjourned sine die (without assigning a date for a future meeting). To determine whether a person is a member for purposes of deciding whether a sufficient number of members have signed a petition to hold a special meeting of members for any purpose, the board of directors may fix a record date that occurs no more than thirty (30) days before the date on which petitions are first received by the Association. The record date fixed for the original meeting shall be the record date for the adjourned meeting under Article III, Section 5.

      SECTION 8. Order of Business. (a) The order of business at the annual meeting of the members and, insofar as possible, at all other meetings of the members, shall be essentially as follows:

      1) Report on the number of members present in person in order to determine the existence of a quorum.

      2) Reading of the notice of the meeting and proof of the due publication thereof.

      3) Reading of unapproved minutes of previous meetings of the members, making technical changes only to the minutes, and approval thereof.


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      4)    Presentation and consideration of reports of officers, directors and committees.

      5)    Election of directors.

      6)    Unfinished business.

      7)    New business.

      8)    Adjournment.

      (b) Proposed amendments to the bylaws upon which voting is being conducted by ballot may be discussed at the annual meeting, but shall not be treated as being before the annual meeting for action, other than passage or defeat of the proposed amendments. They may not be further amended or tabled by action of the annual meeting.

   SECTION 9. Elections and Election Committee. (a) The board of directors shall appoint an election committee by December 31st of each year, as provided for in
Article XV of these bylaws. The committee shall consist of the master election judge, who shall chair the committee, and not more than twelve election judges. This committee shall have the responsibility for conducting all voting by secret ballot during the calendar year. The election committee shall devise such procedures, and adopt such rules and regulations, subject to the approval of the board of directors, as may be reasonably necessary or convenient to the discharge of the election committee's responsibilities. These responsibilities shall include, but are not limited to (1) the registration of members at the annual or special meeting, and (2) the obligation of insuring the fairness, impartiality, confidentiality, and integrity of the voting process. The master election judge and election judges shall be selected from the Association membership, with consideration for geographical representation. In case of a vacancy, the board of directors shall appoint an Association member to complete the unexpired term of the committee member.

      (b) The election committee shall cause the preparation of an official ballot containing the names of the candidates for the office of director and the proposed bylaw amendments. The ballot shall be designed with the position of names of the candidates changed as many times as there are candidates. As nearly as possible, an equal number of ballots shall be printed after each change. In making the changes of position, the name of the candidate shall be taken and placed at the bottom and the column moved up so that the name that before was second is first after the change. After the ballots are printed, they shall be placed in separate stacks, one stack for each change of position. The ballots shall then be gathered by taking one from each stack, the intention being that every other ballot in the accumulated stack of ballots shall have the names of the candidates in a different position. The ballot shall also include a brief description concerning the number of offices to be filled at the election and the time, place, and method of voting. At least thirty (30) days prior to the meeting, an official ballot shall be transmitted by the secretary of the board to each member with 1) a statement of the number of directors' seats to be filled, 2) the candidates' names and election statements, 3) an explanation of any other matters to be voted on by ballot, the proposed changes to the bylaws, with the Bylaws Committee's comments and 4) a report covering the calendar year immediately preceding the annual meeting prepared by the Chief Executive Officer setting forth the attendance record of directors at regular and special


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board meetings,  together with a summary setting forth the agenda business items voted and the vote of each director. The candidates' statements:

      1) Shall specify whether the candidate was nominated by the Nominating Committee or by petition.

      2)    Shall specify whether the candidate is:

            (i)   A member,  officer,  director,  or employee of any union local
                  currently   acting  as  a  bargaining  agent  for  Association
                  employees.

            (ii) A person who has within the last two years had a financial interest in a bid, proposal, project, or contract with Chugach.

            (iii) A  spouse,  child,  brother,   sister,   parent,   stepparent,
                  stepchild or stepsibling of: a) any person included in subparagraph (i) or (ii) above or b) an employee of the Association.

      3) May include a photograph of the candidate, and a statement not to exceed 200 words.

      The election committee shall procure a post office box where all mail ballots shall be received.

      (c) A member may vote in person at the annual or special meeting or by such other means as allowed by law and established by the Association. All ballots not cast in person must be received by the Association or its designee by 12:00 Noon three (3) calendar days prior to the annual or special meeting.

      (d) The election committee shall make proper arrangements to secure all ballots before, during, and following the election. Marked ballots shall be counted as soon after the close of balloting as may be reasonable under the circumstances. The results thereof will be announced as soon as the count is completed. Marked ballots will be retained and secured for a period of ninety
(90) days following the election, after which time they may be destroyed.

      (e) The election committee may employ such additional election clerks as may be required to register members at the annual or special meeting, to assist in the counting of the ballots and otherwise to ensure the efficient management of the meeting and balloting. Each candidate for the office of director may have a representative present during all times that ballots are being counted. The decision of a majority of the election committee shall be conclusive with respect to the eligibility of any person to vote and the validity of any ballot cast.

      (f) A recount of votes cast for a director's seat may only be requested by a candidate in that election. A request for a recount must be made in writing and received by the Election Committee within 10 days of the close of balloting. The recount will be done in the same manner as and by the same entity that performed the original vote count. If the recount indicates that the candidate requesting the recount has lost the election by more than 1 percent of the total votes cast, then the cost of the recount shall be borne by the candidate. If the recount indicates that the candidate requesting the recount has either won a seat or lost by a margin of 1 percent or less, then the cost of the recount shall be borne by the Association.


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      A group of 10 or more  members  who voted in that  election  may request a recount of the ballots for a bylaws change or ballot question. A request for a recount must be made in writing and received by the Election Committee within 10 days of the close of balloting. The same provision for payment of the costs as provided above shall prevail, with the voters who requested the recount paying for the recount if the margin is greater than 1 percent, and the Association bearing the expense if the margin is 1 percent or less.

      (g) In the event of a tie for an election of a director, a bylaws change or a ballot question, a recount of the ballots shall be done. The Association shall bear the cost of recounts in the event of a tie. If the recount confirms the existence of a tie, then a run-off election shall be conducted by mail and by such other means as may be established by the Association within 60 days of the date the results of the recount are certified. The form and content of the ballots shall comply with this Article III, Section 9(b). The run-off election shall be conducted by the Election Committee. The provisions of this Article III, Section 9(d), (e) and (f) shall apply.

                                   ARTICLE IV

                                    DIRECTORS

      SECTION 1. General Powers. The management of the business and the affairs of the Association shall be vested in a board of seven (7) directors who shall exercise all of the powers of the Association, except such as are by law, the articles of incorporation, or by these bylaws conferred upon or reserved to the members.

      SECTION 2. Election and Tenure of Office. The persons named as directors in the articles of incorporation shall compose the board of directors until their successors shall have been elected and shall have qualified. Directors shall be elected by secret ballot either mailed or cast in person at annual or special meetings of the membership, by and from the members, to serve for a three-year term, not to exceed three consecutive three-year terms, until their successors shall have been elected and qualify, provided that the terms of directors shall be staggered so that one-third of the directors, or a number as close to one-third as possible, shall be elected each year. The directors elected to fill vacancies as provided in Article IV, Section 8 of these bylaws, shall serve only for the unexpired portion of the term vacated. Where the remaining unexpired terms to be filled are of different lengths, the longest term shall be given to the director receiving the most votes. If the size of the board is subsequently increased, the initial terms of the directors to fill the newly created seat or seats shall be scheduled so that, as nearly as possible, an equal number of terms expire each year. At each annual or special meeting, members shall be elected to fill the seats on the board which become vacant as contemplated by Article IV, Section 8 of these bylaws.

      SECTION 3. Qualifications. (a) A person shall be eligible to serve as a director, who:

      1) Has been a member and bona fide resident in the area served by the Association for 12 continuous months before appointment to the board, or the notice of the election;


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      2)    Is not in any way employed by a competing  enterprise,  however,  an employee of the Municipality of Anchorage who is not directly employed by Municipal Light and Power is eligible to serve if he or she has no fiduciary duties which in any way pertain to Municipal Light and Power;

      3)    Does not have a financial interest in a competing enterprise;

      4) Is not a supplier, contractor, consultant, or other entity which does business with the Association or a person with more than a 10% ownership interest in a supplier, contractor, consultant, or other entity which does business with the Association, except for providers whose annual business with the Association does not exceed $25,000;

      5) Is not an employee of the Association nor a member, officer, director, nor employee of any union local currently acting as a bargaining agent for Association employees;

      6) Is not a person living in the same household with and financially interdependent upon any person included in paragraphs 2, 3, 4, and 5, above; and

      7) Maintains i) his or her membership, ii) bona fide residency in the area served by the Association, and iii) a minimum of 12 continuous months of bona fide residency in the area served by the Association throughout his or her term of office.

      (b) An individual who is the authorized representative of a non-natural entity (corporation, association or partnership, for example) which itself is qualified under subsection (a) may become or remain a director if he is qualified under subsections (a)(1), (2), (3), (4), (5), (6) and (7). If the individual or the non-natural member fails to meet the prescribed qualifications, or if the non-natural member changes its authorized representative, the individual shall become subject to removal under subsection
(c), and the director's position shall become vacant, without power of appointment by the non-natural member.

      (c) Upon establishment of the fact that a director is holding office in violation of any of the foregoing provisions including the disclosure provisions of Article III, Section 9(b), subsection (2), the board of directors shall remove such director from office unless the basis for disqualification is remedied within thirty (30) days of notice of disqualification by the board of directors.

      (d) Directors are ineligible for employment by the Association for a period of two (2) years after their term has expired.

      (e) "Bona fide resident" is hereby defined to mean: 1) a person whose primary residence is in the area served by the Association, and who actually lives at this primary residence with the intention to remain there permanently or indefinitely and 2) a non-natural entity who chooses as their authorized representative a person who is a "bona fide resident" as defined in 1).

      "Primary residence" shall mean the residence that is the chief or main residence of the person and where the person actually lives for the most substantial portion of the year. "Intention" shall mean the unequivocal intention of the person as evidenced by that person's acts and words and by the circumstances.


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      Nothing  contained in this section  shall affect in any manner  whatsoever the validity of any action taken at any meeting of the board of directors.

      SECTION 4. Nominations. (a) Nominating Committee. The board of directors shall appoint a committee on nominations by December 31st of each year, as provided for in Article XV of these bylaws. The committee shall consist of not less than five nor more than seven members, who shall be selected from different sections of the service area of the Association as to insure equitable representation. No member of the board of directors may serve on such committee. The committee shall seek qualified candidates, as well as screen potential nominees. Public notice for nominations shall be given ninety days prior to the meeting. The committee, keeping in mind the principle of geographical representation, shall approve, prepare and post at the principal office of the Association, at least seventy days before the meeting, a list of nominations for directors, which may include a greater number of candidates than are to be elected.

      (b) Petition. Any fifty or more members, acting together, may make other nominations by petition not less than sixty days prior to the election, and the secretary of the board shall post such nominations at the same place where the list of nominations made by the committee is posted.

      SECTION 5. Appointment of Consultants and Chief Executive Officer. The board of directors may engage the services of consultants to advise it from time to time as well as appoint a Chief Executive Officer. The Chief Executive Officer may be but shall not be required to be a member of the Association. The Chief Executive Officer shall, together with such other staff, agents and employees as he may select, including such non-statutory officers as he shall appoint, perform such duties and exercise such authority as the board of directors may from time to time vest in him.

      SECTION 6. Policy, Rules and Regulations. The board of directors shall have the power to make, adopt and enforce such policy, rules and regulations, not inconsistent with law, the articles of incorporation, or these bylaws, as it may deem advisable for the management of the affairs and business of the Association, for the protection of its investment, and for the interest and welfare of the members thereof. Such policy statements, rules and regulations shall be in writing and shall be made available for review by the members.

      SECTION 7. Removal of Directors by Members. Any member may bring charges against a director to remove such director for cause. "Cause" means that the director has committed an act or omission materially and adversely affecting the business of the Association, which amounts to criminal conduct, fraud, gross negligence, failure to perform prescribed duties, or gross misconduct in office. The charging member shall bring charges by filing with the secretary of the board such charges in writing, together with a petition signed by at least two percent (2%) of members which requests the removal of such director by reason of the charges. The charges set forth in the petition must specifically allege grounds which, if true, would constitute cause for removal. The signatures of members on the petition shall be acceptable only when affixed to a sheet on which the petition and the relevant charges are fully set forth; and, provided further, that the person who solicited the signatures affixed to such petition shall acknowledge thereon before a person authorized to take acknowledgments of deeds that he had read the petition and the said charges against such director to each of the members prior to the latter subscribing their names thereto. All signatures on petitions to remove a director shall be collected within the single ninety (90) calendar day period immediately preceding the date on which petitions are first presented to the Association, and the board of directors shall establish such policies as may be necessary and convenient to ensure compliance with this provision. A director who is the subject of such charges shall be informed in writing of the charges promptly upon receipt of such petitions by the Association. The director shall have an opportunity at a special hearing on the proposed removal, to be heard in person, or by counsel, and to present evidence in respect to the charges, and the member or members bringing the charges against the director shall have the same opportunity. This special hearing to present evidence and testimony shall occur before ballots are transmitted to members for voting in connection with the special meeting at which the question of removal shall be considered and voted upon by the members. The question of the removal of such director shall be considered and voted upon at a meeting of the members conducted in accordance with procedures established for regular annual membership meetings. The question of removal shall be decided by the vote of a majority of the members voting thereon at a meeting with respect to which a quorum exists.

      SECTION 8. Vacancies. Any vacancy occurring in the board shall be filled by the affirmative vote of the majority of the remaining directors, and the member so appointed to the board shall serve until his successor has been elected. At such election following the existence of such vacancy, the members shall elect one of their number to serve as director during the unexpired portion of the term vacated, subject, however to provisions of Article IV,
Section 2, 3 and 4 of these bylaws.

      SECTION 9. Compensation. (a) Directors shall not receive any salary for their services as directors, except that, by resolution of the board of directors, a fixed fee and expenses of attendance, if any, may be allowed for each day of attendance at each meeting of the board of directors, or a meeting of a committee thereof, or when a director is otherwise representing the Association in an official capacity and for each day of necessary travel to and from a meeting of the Board or other meeting while officially representing the Association. No attendance other than regular or special board or committee meetings shall be reimbursed unless authorized in advance by the majority vote of the board. A director may not be compensated for more than two regular board meetings per month, and an additional 12 special board meetings per year. The total compensated meetings shall not exceed 70 meetings per year for a director, and 85 meetings per year for the chairman of the board. The Association may not provide health insurance for directors or their families, or insurance for risks except those incurred in their capacity as directors.

      (b) Directors' expense reimbursement requests shall be reviewed and approved by the majority vote of the board. Directors may not receive salaries for their services as directors, and, except in emergencies, shall not receive salaries for their services in any other capacity without the approval of the members.

                                    ARTICLE V

                              MEETINGS OF DIRECTORS

      SECTION 1. Regular Meeting. A regular meeting of the board of directors shall be held without notice immediately after, and at the same place as, the annual meeting of the members. A regular meeting of the board of directors shall also be held monthly at such time and place in the Municipality of Anchorage, State of Alaska, as the board of directors may provide by resolution. Such regular monthly meetings may be held without notice other than such resolution fixing the time and place thereof except that the board shall cause notice of the selection of the time and place of the regular meetings to be given to the members promptly after it is selected.

      SECTION 2. Special Meetings. Special meetings of the board of directors may be called by the chairman of the board, or by any three directors, and it shall thereupon be the duty of the secretary of the board to cause notice of such meetings to be given as hereinafter provided. The chairman of the board or the directors calling the meeting shall fix the time and place, which shall be in the Municipality of Anchorage, State of Alaska, for the holding of the meeting.

      Written notice of the time, place and purpose of any special meetings of the board of directors shall be delivered to each director not less than three days previous thereto, by or at the direction of the secretary of the board, or upon default in duty by the secretary of the board, by the chairman of the board or the directors calling the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the director at his address as it appears on the records of the Association, with postage thereon prepaid.

      SECTION 3. Quorum. A majority of the board of directors shall constitute a quorum; provided, that if less than a majority of the directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time; and provided further, that the secretary of the board shall notify any absent directors of the time and place of such adjourned meeting. The act of the majority of the directors present at the meeting at which a quorum is present shall be the act of the board of directors. Each director present shall vote or abstain on each motion. Each director shall disclose any financial interest of the director or of a member of the director's immediate family in a matter before the board.

      SECTION 4. Director Attendance. If a director is absent from three consecutive regular board meetings or four regular board meetings, whether consecutive or not, or from 25% of all meetings, including regular and special meetings, board workshops, and committee meetings, in either of the two six month periods described below, the director shall be deemed to have resigned from the board of directors, and the vacancy thereby resulting will be filled as provided in Article IV, Section 8, of these bylaws. For purposes of compliance with this bylaw, attendance will be evaluated for two separate six month periods beginning May 1st and November 1st of each year. A director who is absent on Association business, including reasonable travel time to and from such business, shall not be counted absent, provided such travel and absence was approved in advance by the board. For purposes of this Section, an absence shall not be counted if it is excused by a vote of a majority of the members of the board not requesting the excuse at the next regular or special board meeting. However, no more than two absences per director may be excused by the board in either 6-month period.

      SECTION 5. Membership Attendance. (a) Regular meetings, special meetings and work sessions shall be open to all Association members. The notice of such meeting and an agenda shall be posted in a conspicuous place in the public places of business of the Association not later than three days prior to the meeting. The board of directors shall adopt a policy establishing additional means of providing public notice of meetings.

      (b) No closed or executive sessions shall be held except to discuss:

      1) Matters the immediate knowledge of which would clearly have an adverse effect on the Association's finances;

      2) Subjects that tend to prejudice the reputation and character of a person; however, that person may request a public discussion;

      3)    Matters  discussed  with  an  attorney  for  the  Association,   the
            immediate knowledge of which could have an adverse effect on the Association's legal position.

      SECTION 6. Minutes. Minutes will be kept for all regular and special meetings and shall include each director's vote on each matter voted upon by the board of directors. Copies of the minutes shall promptly be given to Association members upon request. The board of directors may prescribe a reasonable fee for such copies provided such fee shall not exceed the actual labor and material costs of reproduction. An electronic recording of all regular and special meetings shall also be made and kept for at least one year; Association members may request a transcription of the tape upon payment of the cost of transcription by a court reporter service; members shall also be permitted to listen to such tapes at the headquarters building.

      SECTION 7. Telephonic Board Meetings. For the purpose of the holding of any regular or special meeting, the Board of Directors can validly conduct such meeting by communicating with each other by means of conference telephones or similar communications equipment as allowed by law. Telephonic attendance by directors shall be permitted without limitation if the director is unable to attend in person due to Association business provided the absence was approved in advance by the board as provided under Article V, Section 4. Telephonic attendance for reasons other than Association business shall be limited to 25% of the meetings by any one director for the 6-month period beginning May 1 and the 6-month period beginning November 1. For attendance evaluation, a director is deemed absent from each meeting where the telephonic attendance limit was exceeded.

The amendments to this Bylaw will take effect May 1, 1997.

                                   ARTICLE VI

                                    OFFICERS

      SECTION 1. Number. The officers of the Association shall be a chairman of the board, vice-chairman of the board, secretary of the board and treasurer of the board, and such other officers as may be determined by the board of directors from time to time. The offices of secretary of the board and treasurer of the board may be held by the same person.

      SECTION 2. Election and Term of Office. The officers shall be elected annually by ballot, by and from the board of directors, at the meeting of the board of directors held immediately after the annual meeting of the members. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until the first meeting of the board of directors following the next succeeding annual meeting of the members, or until his successor shall have been elected and shall have qualified. A vacancy in any office shall be filled by the board of directors for the unexpired portion of the term.

      SECTION 3. Removal of Officers and Agents by Directors. Any officer or agent elected or appointed by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the Association will be served thereby.

      SECTION 4. Chairman of the Board. The chairman of the board shall:

      (a) Be the principal executive officer of the Association and, unless otherwise determined by the members or the board of directors, shall preside at all meetings of the members and the board of directors;

      (b) Sign any deeds, mortgages, deeds of trust, notes, bonds, contracts or other instruments authorized by the board of directors to be executed, except in cases in which the signing and execution thereof shall be expressly delegated by the board of directors or these bylaws to some other officer or agent of the Association, or shall be required by law to be otherwise signed or executed; and

      (c) In general, perform all duties incident to the office of chairman of the board and such other duties as may be prescribed by the board of directors from time to time.

      SECTION 5. Vice-Chairman of the Board. In the absence of the chairman of the board, or in the event of his inability or refusal to act, the vice-chairman of the board shall perform the duties of the chairman of the board, and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the chairman of the board. The vice-chairman of the board shall also perform such duties as from time to time may be assigned to him by the board of directors.

      SECTION 6. Secretary of the Board. The secretary of the board shall be responsible for:

      (a) Keeping the minutes of the meetings of the members and of the board of directors;

      (b) Seeing that all notices are given in accordance with these bylaws, or as required by law;

      (c)   The   safekeeping   of  the  corporate   records  and  seal  of  the
            Association, and affixing the seal of the Association to all documents, the execution of which on behalf of the

            Association under its seal is duly authorized in accordance with the provisions of these bylaws;

      (d) Keeping a register of the names and post office addresses of all members;

      (e) Keeping on file at all times a complete copy of the articles of incorporation and bylaws of the Association containing all amendments thereto, which copy shall always be open to the inspection of any members, and at the expense of the Association, forwarding a copy of the bylaws and of all amendments thereto to each member on request; and

      (f) In general, performing all duties incident to the office of secretary of the board, and such other duties as from time to time may be assigned by the board of directors.

      SECTION 7. Treasurer of the Board. The treasurer of the board shall be responsible for:

      (a)   Custody of all funds and securities of the Association;

      (b) The receipt of, and the issuance of receipts for, all moneys due and payable to the Association, and for the deposit of all such moneys in the name of the Association in such bank or banks as shall be selected in accordance with the provisions of these bylaws; and

      (c) In general, performing all the duties incident to the office of treasurer of the board and such other duties as from time to time may be assigned by the board of directors.

      SECTION 8. Delegation of Duties. In the absence of an officer, or in the event of his inability or refusal to act, the board of directors will appoint one of their number to perform the duties of his office; provided that the offices of chairman of the board and vice-chairman of the board may not be combined with any other office; and, provided further, nothing herein shall limit the right and duty of the vice-chairman of the board to perform the duties of the chairman of the board in the event that the chairman of the board is absent, is unable to act, or refuses to act. The board of directors may provide for the delegation of one or more of the duties of the secretary of the board and treasurer of the board.

      SECTION 9. Bonds of Officers. The treasurer of the board, and any other officer or agent of the Association charged with responsibility for the custody of any of its funds or property, shall give bond or be covered by insurance procured by the Association in such sum, and with such surety, as the board of directors shall determine. The board of directors, in its discretion, may also require any other officer, agent or employee of the Association to give bond or be covered by insurance procured by the Association in such amount and with such surety as it shall determine.

      SECTION 10. Budget. The Board of Directors shall review, revise and approve an annual operating budget prior to each fiscal year.

      SECTION 11. Reports. The officers of the Association shall submit, at each annual meeting of the members, reports covering the business of the Association for the previous fiscal year. Such reports shall set forth the condition of the Association at the close of such fiscal year.

                                   ARTICLE VII

                                PATRONAGE CAPITAL

      SECTION 1. Patronage Capital. The Association shall at all times be operated on a cooperative, nonprofit basis for the mutual benefit of its patrons. The Association's operations shall be so conducted that all patrons, members and non-members alike, will through their patronage furnish capital for the Association, subject to the provisions for sinking funds and reserves as provided by Article VIII of these bylaws.

      In order to induce patronage and to assure that the Association will operate on a nonprofit basis, the Association is obliged to account on a patronage basis to all its patrons, members and non-members alike, for all amounts received from the furnishing of electric energy in excess of operating costs and expenses properly chargeable against the furnishing of electric energy. All such amounts in excess of operating costs and expenses are received with the understanding that they are furnished by the patrons, members and non-members alike, as capital. The Association is obligated to pay all such amounts in excess of operating costs and expenses to the patrons by credits to a capital account for each patron. The books and records of the Association shall be set up and kept in such a manner that at the end of each fiscal year the amount of capital, if any, so furnished by each patron, is clearly reflected and credited in an appropriate record to the capital account of each patron, and the Association shall within a reasonable time after the close of the fiscal year notify each patron of the amount of capital so credited to his account. All such amounts credited to the capital account of any patron shall have the same status as though they had been paid to the patron in cash in pursuance of a legal obligation to do so, and the patron had then furnished the Association corresponding amounts for capital. In the event of dissolution or liquidation of the Association, after all outstanding indebtedness of the Association shall have been paid, outstanding capital credits shall be retired without priority on a pro rata basis before any payments are made on account of property rights of members. If, at any time prior to dissolution or liquidation, the board of directors shall determine that the financial condition of the Association will not be impaired thereby, the capital then credited to patrons' accounts may be retired in full or in part, according to policies adopted by the board. Capital credited to the account of each patron shall be assignable only on the books of the Association pursuant to written instructions from the assignor, and only to successors in interest or successors in occupancy in all or a part of such patron's premises served by the Association, unless the board of directors, acting under policies of general application, shall determine otherwise. All other amounts received by the Association from its operations in excess of costs and expenses shall, insofar as permitted by law, be:

      (a) Used to offset any losses incurred during the current or any prior fiscal year; and

      (b) To the extent not needed for that purpose, allocated to its patrons on a patronage basis, and any amount so allocated shall be included as part of the capital credited to the accounts of patrons, as herein provided.

      Notwithstanding any other provisions of these bylaws, the board of directors, at its discretion, shall have the power at any time, upon the death of any patron, if the legal representative of his estate shall request in writing that the capital credited to any such patron be retired prior to the time such capital would otherwise be retired under the provisions of these bylaws, to retire capital credited to any such patron immediately upon such terms and conditions as the board of directors, acting under policies of general application, and the legal representative of such patron's estate shall agree upon, provided, however, that the financial condition of the Association will not be impaired thereby.

                                  ARTICLE VIII

                        FISCAL MANAGEMENT AND ACCOUNTING

      SECTION 1. Revenues and Expenditures. The board of directors shall adopt and maintain a system of accounting for receipts and expenditures in conformance with the laws of the United States and of the State of Alaska applicable to cooperative associations and corporations, which system shall at all times provide the proper reserves for payments of interest and principal on outstanding indebtedness, reserves for taxes, insurance, depreciation, replacement of capital plant and facilities, and such other reserves and accounts as the board of directors shall deem proper.

      SECTION 2. Accounting System and Reports. The accounting system adopted and maintained by the board of directors shall conform to such rules and regulations applicable to accounting systems, their establishment and operation, and which may be established by any applicable laws, rules and regulations of the United States, the State of Alaska, or any regulatory agency thereof of competent jurisdiction. The board of directors shall also, after the close of each fiscal year, cause to be made a full, complete and independent audit of the accounts, books, and financial conditions of the Association as of the end of each fiscal year. A reasonably comprehensive and easily understood summary of the audit report shall be submitted to the members prior to each annual meeting.

      SECTION 3. Disclosure. Repealed April 25, 1996.

                                   ARTICLE IX

                             DISPOSITION OF PROPERTY

      SECTION 1. Disposition of Property. (a) The board of directors shall have full power and authority to authorize the disposition of property of the Association, or to authorize the execution and delivery of a mortgage or mortgages, or a deed or deeds of trust, of any and all of the property, rights, privileges, licenses, franchises and permits of the Association, whether acquired or to be acquired, and wherever situated, as well as the revenues therefrom, all upon such terms and conditions as the board of directors shall determine, to secure any indebtedness of the Association.

      (b) The sale, lease, or other disposition of more than fifteen percent (15%) of the Association's total assets, less depreciation, as reflected on the books of the Association at the time of the transaction, must also be approved by the affirmative vote of members constituting not less than two-thirds (2/3) of the members voting where the number of members voting to approve the transaction also constitutes a majority of all of the members of the Association, except that if such a disposition is to another cooperative or to the State of Alaska pursuant to Alaska Statutes Section 10.25.400, such disposition must also be approved by a majority of those members voting on the issue in an election in which at least ten percent (10%) of the members vote.

                                    ARTICLE X

                                      SEAL

      The corporate seal of the Association shall be in the form of a circle and shall have inscribed thereon the name of the Association and the words "Corporate Seal, State of Alaska."

                                   ARTICLE XI

                             FINANCIAL TRANSACTIONS

      SECTION 1. Contracts. Except as otherwise provided in these bylaws, the board of directors may authorize any officer or officers, agent or agents, to enter into any contract, or execute and deliver any instrument, in the name and on behalf of the Association, and such authority may be general or confined to specific instances.

      SECTION 2. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, and all notes, bonds or other evidences of indebtedness issued in the name of the Association, shall be signed by such officer or officers, agent or agents, employee or employees of the Association, and in such manner, as shall from time to time be determined by resolution of the board of directors.

      SECTION 3. Deposits. All funds of the Association shall be deposited from time to time to the credit of the Association in such bank or banks as the board of directors may select.

      SECTION 4. Fiscal Year. The fiscal year of the Association shall begin on the first day of January of each year and shall end on the thirty-first day of December of the same year.

      SECTION 5. Full and Open Competitive Bidding. It is deemed to be in the best interest of the Association: to encourage and require full and open competitive bidding of contracts; to take affirmative steps to insure that the Association selects the lowest responsible bidder for its requirements from among the broadest range of suppliers qualified by expertise and resources; and to insure that responsible bidders are not excluded. These requirements shall not apply in emergency matters, to professional service contracts, or (in the discretion of the Association) to contracts reasonably expected to be less than $50,000. The Directors shall require a review of the Association's bidding procedures and qualifications and shall take such actions as may be in the best interests of the Association as determined herein.

      Within thirty (30) months of the passage of this Section 5, the Board of Directors shall have fully implemented the provisions of this Section 5.

                                   ARTICLE XII

                                  MISCELLANEOUS

      SECTION 1. Membership in Other Organizations. The Association may, with the approval of the Board of Directors, become a partner, member, shareholder or holder of any other interest in any entity engaging in any lawful business.

      SECTION 2. Waiver of Notice. Any member or director may waive in writing any notice of a meeting required to be given by these bylaws. The attendance of a member or director at any meeting shall constitute a waiver of notice of the meeting, unless the person participates in the meeting solely for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened.

      SECTION 3. Interpretation. Wherever the masculine gender is used in these bylaws it shall be construed also to refer to the feminine.

                                  ARTICLE XIII

                                   AMENDMENTS

      SECTION 1. Notice. These bylaws may be altered, amended or repealed by the members at any regular or special meeting, or by ballot as provided for in
Article III, Section 9, provided the notice of such meeting shall have contained a copy of the proposed alteration, amendment or repeal. Notice to the membership that proposed bylaw changes may be submitted to the Bylaws Committee shall be given at least 90 days prior to the annual meeting election.

      SECTION 2. Bylaws Committee. The board of directors shall appoint by December 31st of each year a committee on bylaws, as provided in Article XV of these bylaws. The committee shall consist of not less than five nor more than seven members, who shall be selected from different sections of the service area of the Association so as to insure equitable representation. No member of the board of directors may serve on such a committee. The committee shall review the bylaws of the Association, consider any recommendations for revisions thereof which may be made by the board of directors or any member, and report their recommendations


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concerning the bylaws to the annual membership meeting.  Nothing herein shall be interpreted to limit the authority of the board of directors to propose changes in the bylaws, or the right of the members to call a special meeting for any proper purpose pursuant to Article III, Section 2, herein.

                                   ARTICLE XIV

                                ADVISORY COUNCIL

      SECTION 1. Member Advisory Council. The board of directors shall create and establish a Member Advisory Council to advise the board.

      SECTION 2. General Duties. It shall be the duty of the board of directors to appoint members to the advisory council, as provided in Article XV. Members shall be selected from different sections of the service area to the Association so as to insure equitable representation.

                                   ARTICLE XV

                         STANDING AND AD HOC COMMITTEES

      SECTION 1. General. This section shall apply to standing and ad hoc committees which may from time to time be appointed by the board. Standing committees include: the Election Committee, as provided for in Article III,
Section 9; the Nominating Committee, as provided for in Article IV, Section 4; the Bylaws Committee, as provided for in Article XIII, Section 2; and the Member Advisory Council, as provided for in Article XIV.

      SECTION 2. Compensation. Members of standing and ad hoc committees shall receive no compensation or gratuity for their participation in the affairs of the Association.

      SECTION 3. Terms. The terms of standing committee members shall be for no more than three (3) years and be staggered so that, as nearly as possible, one-third shall expire each year.

      SECTION 4. Membership. In order to be fairly representative of the Association's diverse membership, it is preferable that standing and ad hoc committees be comprised of members who reflect that diversity. Toward that end, the selection process shall include consideration of the member's occupation, education, experience, geographical area in which service is provided by the Association, and type of service provided by the Association. A person is eligible to serve on such committees provided that such person is not:

      (a)   an employee or director of the Association;

      (b) a director, officer or employee of any union local currently acting as a bargaining agent for Association employees;


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      (c)   a person employed by a competing enterprise, however, an employee of the Municipality of Anchorage who is not directly employed by Municipal Light and Power is eligible to serve if he or she has no fiduciary duties which in any way pertain to Municipal Light and Power;

      (d)   a person having a financial interest in a competing enterprise;

      (e) a supplier, contractor, consultant or other entity which does business with the Association or a person with more than a 20% ownership interest in a supplier, contractor, consultant or other entity which does business with the Association except for providers whose actual business with the Association does not exceed $50,000; or

      (f)   a  person  living  in  the  same  household  with  and   financially
            interdependent upon any of the persons listed in (a) through (e), above.

      SECTION 5. Vacancy. In the case of a vacancy, the board of directors shall appoint an Association member in accordance with the provisions of this Article to complete the unexpired term of a committee member.

                                   ARTICLE XVI

                                 INDEMNIFICATION

      The Association shall indemnify and defend directors, officers, employees or agents of the Association who are, or are threatened to be made, parties to civil, criminal or administrative proceedings, for expenses (including attorneys' fees), judgments, fines and settlements, actually and reasonably incurred, if the acts complained of were performed within the scope of the director's, officer's, employee's or agent's duties, and the director, officer, employee or agent acted in good faith and in a manner he reasonably believed should be in, or not opposed to, the best interests of the Association, and, with respect to a criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Association may purchase and maintain insurance to provide for such indemnification and defense.

                                  ARTICLE XVII

                          MEMBER ACCESS TO INFORMATION

      SECTION 1. Access Rights. The rights of the members to examine and make copies of the books and records of the Association at a reasonable time and for a proper purpose in accordance with Alaska Statutes shall not be infringed. The following information is deemed to be requested for a proper purpose without any showing whatsoever and shall be made available to members on request of a member:


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      (a)   Names and mailing addresses of Association members when requested by a candidate running for election to the Association Board;

      (b)   Salary,   title,  job  classification   and  position   description,
            benefits, leave accrued and cashed-in, and hours worked, but not employee name, for each employee position in the Association;

      (c)   Collective   bargaining   agreements   of  any  kind  to  which  the
            Association is a party;

      (d)   Published information which shall include:

            1) Documents provided to any regulatory authority including, but not limited to the Regulatory Commission of Alaska (RCA), Federal Energy Regulatory Commission (FERC) and Securities and Exchange Commission (SEC) filings;

            2) Documents provided in open session to the Board of Directors or Association committees, including but not limited to budget documents, feasibility studies, audits or cost effectiveness studies, correspondence between the Association and third parties and minutes of Board of Directors or Association committee meetings.

      SECTION 2. Charges. The Association may charge no more than the actual incremental cost of producing the above information.

      SECTION 3. Policies and Procedures. Nothing in this Article XVII prevents the Association from allowing for additional disclosure of Association information or from developing other rules for disclosure and payment therefor by policy or procedure provided that the policy or procedure shall in no way restrict the disclosure required in this Article XVII.


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